UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2018 (December 10, 2018)

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On December 10, 2018, Electro Scientific Industries, Inc., an Oregon corporation (“ESI”), and MKS Instruments, Inc., a Massachusetts corporation (“MKS”), received clearance from the State Administration for Market Regulation of the People's Republic of China (“SAMR”), in accordance with Article 25 of the Anti-Monopoly Law of the People’s Republic of China, of the previously announced Agreement and Plan of Merger dated October 29, 2018, among ESI, MKS, and EAS Equipment, Inc., a Delaware corporation and a wholly owned subsidiary of MKS (“EAS”), pursuant to which EAS will merge with and into ESI, with ESI surviving as a wholly owned subsidiary of MKS (the “Merger”).

On December 14, 2018, ESI and MKS also received clearance from the Korea Fair Trade Commission (the “KFTC”) of the Merger.

In addition to clearance by SAMR and the KFTC, the Merger has received antitrust clearance from Germany's Federal Cartel Office and the United States Department of Justice and Federal Trade Commission. As such, ESI and MKS have now received all antitrust clearances that are required to complete the Merger.

Completion of the Merger remains subject to other customary closing conditions, including approval by ESI’s shareholders. Assuming the timely satisfaction of the other closing conditions, ESI anticipates that the Merger will be completed in the first calendar quarter of 2019.

Cautionary Note Regarding Forward-Looking Statements

This communication, and any documents to which ESI refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent ESI’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect ESI’s business and the price of the common stock of ESI, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the approval of the merger agreement by the shareholders of ESI, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, and (iv) other risks described in ESI’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, ESI does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

Additional Information and Where to Find It

In connection with the Merger, ESI filed with the SEC a definitive proxy statement, including a form of proxy card, on December 6, 2018. The definitive proxy statement and form of proxy card have been mailed to ESI’s shareholders. This communication is not a substitute for the proxy statement or any other document that ESI has filed with the SEC or sent to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, ESI SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT ESI WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ESI AND THE PROPOSED TRANSACTION. ESI shareholders may obtain free copies of the proxy statement and other relevant documents filed with the SEC by ESI at the SEC’s web site (http://www.sec.gov). Free copies of the proxy statement and other filings made by ESI with the SEC also may be obtained from the Investor Relations section of ESI web site (www.esi.com) or by directing a request to ESI, Attn: Investor Relations, at 13900 N.W. Science Park Drive, Portland, Oregon 97229.

Participants in the Solicitation

ESI and its directors and executive officers may be deemed to be participants in the solicitation of proxies from ESI’s shareholders with respect to the proposed transaction. Information about ESI’s directors and executive officers and their ownership of ESI’s common stock is set forth in ESI’s proxy statement on Schedule 14A filed with the SEC on July 10, 2018, and ESI’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on June 8, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 14, 2018

Electro Scientific Industries, Inc.

By:	/s/ Allen Muhich
Name:	Allen Muhich
Title:	Vice President, Chief Financial Officer and Corporate Secretary